Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

May 12, 2014

Signet UK Finance plc

110 Cannon Street

London EC4N 6EU, United Kingdom

Ladies and Gentlemen:

We have acted as counsel to Signet UK Finance plc, a company incorporated under the laws of England and Wales (the “Issuer”), and each of the guarantors listed on Schedule 1 hereto (together, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3, filed by the Issuer and the Guarantors with the Commission on May 12, 2014 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of (i) debt securities of the Issuer (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantors (the “Guarantees” and, together with the Debt Securities, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus, dated May 12, 2014, which forms a part of the Registration Statement (the “Prospectus”); (iii) the Indenture, dated as of May 12, 2014 (the “Indenture”), among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”) (including the Guarantees); and (iv) such corporate, limited liability company and similar records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Guarantors. We have also assumed (i) the valid existence of the Issuer, the Guarantors (other than those incorporated in Delaware) and the Trustee, and (ii) that each of the Issuer, the Guarantors (other than those incorporated in Delaware) and the Trustee (a) has the requisite corporate power and authority to enter into and perform, as applicable, the Indenture and the Securities, and (b) has duly authorized, executed and delivered the Indenture.

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Further, we have assumed (i) any amendments to the Registration Statement (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) Signet Jewelers Limited will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive underwriting or similar agreement, (v) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued, (vi) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Issuer or any Guarantor, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuer or any Guarantor, (vii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuer, the Guarantors and the other party or parties thereto and (viii) the Indenture and any supplemental indentures thereto will have been qualified under the Trust Indenture Act of 1939, as amended.

Based on and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the applicable supplemental indentures, as the case may be, relating to the Debt Securities have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the Indenture and the applicable supplemental indentures and the terms of their issuance and sale have been duly established in conformity with the Indenture and the applicable supplemental indentures and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Issuer’s board of directors, then such Debt Securities will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. Guarantees. Assuming that the issuance and terms of any Guarantees and the terms of the offering thereof have been duly authorized, when (i) the applicable supplemental indentures, as the case may be, relating to the Debt Securities and the Guarantees have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of the Guarantees to be issued under the Indenture and the applicable supplemental indenture and the terms of their issuance and sale have been duly established in

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conformity with the Indenture and the applicable supplemental indentures and (iii) the related Debt Securities have been duly executed and authenticated in accordance with the Indenture and applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement, then such Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate and limited liability company laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Schedule 1

Guarantor	State or Other Jurisdiction of Incorporation or Organization
Signet Jewelers Limited	Bermuda
Signet Group Limited	England & Wales
Signet US Finance Limited	England & Wales
Signet Trading Limited	England & Wales
H. Samuel Limited	England & Wales
Ernest Jones Limited	England & Wales
Leslie Davis Limited	England & Wales
Checkbury Limited	England & Wales
Signet US Holdings, Inc.	Delaware
Signet U.S. Services Inc.	Delaware
Signet Group Treasury Services Inc.	Delaware
Sterling Jewelers Inc.	Delaware
Ultra Stores, Inc.	Delaware
Sterling Ecomm LLC	Delaware
Sterling Jewelers LLC	Delaware
Scamp & Scoundrel LLC	Delaware
Signet Group Services US Inc.	Delaware
Sterling Inc.	Ohio